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                                                                   EXHIBIT 10.28

Please read this document carefully! After you thoroughly read and understand the agreement, please initial at the end of the asterisked (*) paragraphs, sign and return via fax to Novus. Signing this document is your acceptance of the agreement outlined below!

                             LIST RENTAL AGREEMENT

The undersigned List User unconditionally warrants that it (or he/she) will license and use the following list:
[ ] Golf Digest [ ] Gold World [ ] Golf Digest Women [ ] GSO [ ] Avid Golfer Prospects [ ] Golf Co. Masterfile

*Whether such list is supplied on Cheshire labels, magnetic tape, cartridge or diskette, for one time telemarketing only; and that List User will not disclose, transfer, duplicate, reproduce or retain the list in any form, not permit any agent, contractor or third party to do so, except in the computer processing activity necessary to obtain the names in a useable form for the said one time telemarketing from a list supplied on magnetic tape(s), immediately after which the names shall be completely erased from all storage devices upon which they reside, including the magnetic tape(s); nor otherwise impair the exclusive rights of the List Owner in such list. List User agrees that it shall not impair any copyright or other proprietary rights in the names, and List User is strictly prohibited from relicense, resale, or
redistribution of the names.  /s/ A C                   (Initial here)
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*The use of the list shall be limited solely and exclusively to the specific telemarketing place agreed to by the List Owner. List User agrees not to name or imply the name of the list to the subscriber in the telemarketing effort.
/s/ A C                   (Initial here)
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List User agrees to indemnify and hold harmless Novus Marketing and List Owner from any and all claims, damages, losses, or expenses, however incurred, resulting from use of said list contrary to the provisions of this warranty by List User or any of those parties described above. The prevailing party in any action shall be entitled to recover all incurred costs incidental to litigation, including attorney's fees; liability shall not be limited to the amount of the List User's order.

*It is understood and agreed that List Owner's list has been and will be monitored to prevent improper and unauthorized uses of the list, by combination of one or more methods of computer control, and/or planted and/or varied names and addresses, or a combination of these or other methods; to all of which List User consents and agrees to telemarket.
/s/ A C                    (Initial here)
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List User agrees that its use of the list shall comply with all federal, state and local laws, statutes, rules, regulations and ordinances, and all telemarketing or other marketing programs shall conform to generally recognized standards of high integrity and good taste.

List User understands that there is no guarantee by Novus List Management or List Owner as to the accuracy of the names, and they may contain a degree of error such that the risk of any loss or injury shall be borne by List User. NLM and the List Owner shall not be liable to any party for any loss of profits, or consequential, incidental or punitive damages.

Payment terms are cash upon receipt of invoices unless other arrangements are agreed to by both parties.

     ALL OF THE ABOVE TERMS ARE BINDING ON ALL FUTURE LIST RENTALS, UNLESS
                      AMENDED IN WRITING BY BOTH PARTIES.

List User expressly agrees to be bound by the foregoing:


                                President
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List User                       Title


/s/ Alfonso J. Cervantes, Jr.       GARY PLAYER DIRECT
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Authorized Signature                Company Name


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Date & Order Number